Contact:

James A. Coyne Vice Chairman and Chief Financial Officer Stoneleigh Partners Acquisition Corp. (203) 663-4200

FOR IMMEDIATE RELEASE

STONELEIGH PARTNERS ACQUISITION CORP.
ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

South Norwalk, CT, June 25, 2007 - Stoneleigh Partners Acquisition Corp. (the “Company”) (AMEX: SOC.U) announced today that it has been notified by HCFP/Brenner Securities LLC, the representative of the underwriters in the Company’s initial public offering, that commencing with the opening of trading on June 26, 2007, the holders of the Company’s Units may separately trade the Common Stock and Warrants included in such Units.

The AMEX symbols for each of the securities included in the Units are as follows:

Common Stock	SOC
Warrants	SOC.WS

Stoneleigh Partners Acquisition Corp. was recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to satisfy the conditions to complete a business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.